CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We have issued our report dated March 8, 2013 which accompanies the financial statements of MJP Holdings Ltd. for the year ended June 30, 2012, and our report dated September 24, 2013, which accompanies the financial statements of MJP International Ltd. for the year ended June 30, 2013, which are included in the Form S-1/A registration statement. We consent to the inclusion in the registration statement of the aforementioned reports.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

October 3, 2013	Chartered Accountants
Calgary, Canada